UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2016 (August 8, 2016)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires a Controlling Interest in a $19.75 Million Solar Portfolio

Greenbacker Renewable Energy Company LLC announced today that through a wholly-owned subsidiary on August 8, 2016 it acquired a controlling interest in a 12.1 MW portfolio of 1,611 solar systems from a subsidiary of OneRoof Energy, Inc. for approximately $19,750,000 (“Greenbacker Residential Portfolio #1”). Under the terms of the transaction, Greenbacker was appointed the managing member of Greenbacker Residential Portfolio #1 and OneRoof will retain a residual interest and continue to perform general operation and maintenance functions. The Greenbacker Residential Portfolio #1 systems are located on residential rooftops across seven states, including California, New Jersey, Massachusetts, Maryland, New York, Hawaii and Connecticut. All of the energy generated by the systems will be sold under twenty-year power purchase agreements to residential customers who on average have a FICO Score Rating of Very Good.

A copy of the press release relating to the acquisition of Greenbacker Residential Portfolio #1 is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2016	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 10, 2016